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THE LOEWEN GROUP INC
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(NYSE, TSE, ME: LWN) NEWS


Investor contact:
Paul Wagler, Senior Vice President
and Chief Financial Officer
The Loewen Group Inc.
(604) 299-9321



                              FOR IMMEDIATE RELEASE


LOEWEN GROUP RETAINS INVESTMENT BANKING FIRM TO EXPLORE OPPORTUNITIES TO MAXIMIZE SHAREHOLDER VALUE



VANCOUVER, BC, July 27, 1998 The Loewen Group Inc. (NYSE, TSE, ME: LWN) announced today that it has engaged the investment banking firm Salomon Smith Barney to identify and evaluate opportunities to maximize shareholder value.

Salomon Smith Barney has been authorized by the company's Board of Directors to initiate comprehensive discussions with potential business partners regarding strategic partnerships, combinations and capital investments in the Company.

Raymond L. Loewen, Chairman and Chief Executive Officer of the Loewen Group said, "We believe the Company's long-term business plan is sound and we have clearly made progress in some areas. Nevertheless, the Company expects to report earnings in the second quarter significantly below expectations. Therefore, the Company will redouble its efforts to improve efficiencies, reduce costs and enhance its sales and marketing activities. At the same time, in conjunction with our investment bankers, the Company will review alternative options to build shareholder value."


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The Company expects to announce second quarter results in early August.

Note: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the company, the plans and objectives of the company's management, and the company's assumptions regarding such performance and plans, are forward-looking in nature. Additional information concerning important factors that could cause actual results to differ from the forward-looking information contained in this release is included in the company's publicly-filed quarterly and annual reports.


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